UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 22, 2010

SyntheMed, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  732-404-1117

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On December 22, 2010, SyntheMed, Inc., a Delaware corporation (“SyntheMed”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pathfinder, LLC, a Massachusetts limited liability company (“Pathfinder”), and SYMD Acquisition Sub, Inc., a Massachusetts corporation and wholly-owned subsidiary of SyntheMed (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, SyntheMed will acquire Pathfinder in a stock-for-stock reverse triangular merger (the “Merger”). In the Merger, Merger Sub will be merged with and into Pathfinder, with Pathfinder surviving the merger as a wholly-owned subsidiary of SyntheMed.

Upon the terms and subject to the conditions set forth in the Merger Agreement, SyntheMed will issue, and holders of Pathfinder’s membership interests will receive, shares of common stock of SyntheMed, such that upon consummation of the Merger, then current members of Pathfinder are expected to own approximately 80% of the outstanding common stock of the combined company and then current SyntheMed stockholders are expected to own approximately 20% of the outstanding common stock of the combined company. The Merger Agreement was approved by Pathfinder's sole manager and by the Board of Directors of SyntheMed.  SyntheMed's Board approval follows the favorable recommendation by a special committee of independent directors. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

Subject to the terms of the Merger Agreement, upon consummation of the Merger each Pathfinder membership interest issued and outstanding immediately prior to the Merger will be canceled, extinguished and automatically converted into the right to receive that number of shares of SyntheMed’s common stock as determined pursuant to the exchange ratio described in the Merger Agreement.  In addition, SyntheMed will assume options to purchase Pathfinder membership interests which will become exercisable for shares of SyntheMed common stock, adjusted in accordance with the same exchange ratio.

So long as the Merger Agreement remains in effect and prior to effectiveness of the Merger, SyntheMed and Pathfinder have each agreed to refrain from certain actions, without the prior written consent of the other, with respect to, among other things, its respective organizational documents, capital stock, certain expenditures, incurrence of debt, sale, lease, exchange or license of certain assets, as well as other matters.  Neither party is prohibited from soliciting alternative merger or acquisition proposals from third parties.

Consummation of the Merger is subject to closing conditions, including, among other things, (i) approval of the Merger Agreement and Merger by the requisite votes of Pathfinder’s members and SyntheMed’s stockholders, (ii) approval of the filing of a charter amendment by the requisite vote of SyntheMed’s stockholders, (iii) approval of an increase in the number of authorized shares available for issuance under SyntheMed’s 2006 Stock Option Plan and (iv) subscriptions for the purchase of at least $1 million in SyntheMed common stock, at a minimum subscription price and on other terms set forth in the Merger Agreement, shall be held in escrow to close immediately after the Merger.    In addition, upon consummation of the Merger, the previously announced credit and security agreement under which Pathfinder has been funding SyntheMed’s operating requirements since September 2010 shall be deemed canceled, and any and all amounts then owing by SyntheMed to Pathfinder thereunder shall be deemed forgiven.

The Merger Agreement contains certain termination rights for both Pathfinder and SyntheMed. Each party is responsible for the payment of fees and expenses incurred by it in connection with the transactions, irrespective of whether the Merger occurs.

Dr. Richard L. Franklin, MD, PhD., Executive Chairman and a stockholder of SyntheMed, is CEO, President, sole manager and a member of Pathfinder. Mr. Joerg Gruber, a director and stockholder of SyntheMed, is Chairman and a member of Pathfinder. Upon consummation of the Merger, SyntheMed’s management and board of directors will be replaced by individuals designated by Pathfinder.  Dr. Franklin will serve as CEO and President, and Mr. Gruber will serve as Chairman.

A copy of the Merger Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the joint press release issued by Pathfinder and SyntheMed announcing the Merger is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The Merger Agreement has been attached to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Pathfinder, SyntheMed or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Pathfinder, SyntheMed or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SyntheMed’s public disclosures.

Rights Agreement Amendment

As of December 22, 2010, a Rights Agreement Amendment was executed amending the Rights Agreement dated as of May 20, 2008 between SyntheMed and American Stock Transfer & Trust Company. The amendment, which is attached as exhibit 4.1 hereto, serves to exclude the pending merger transaction described above between Pathfinder and SyntheMed from triggering a distribution of rights under the Rights Agreement and accelerates the expiration date of the Rights Agreement to immediately prior to the Merger.

Banker Engagement Termination

On December 22, 2010, SyntheMed entered into an agreement with Oppenheimer & Co., Inc. terminating a prior agreement entered into between the parties under which Oppenheimer assisted SyntheMed in its efforts to explore strategic alternatives.  Under the termination agreement, Oppenheimer released SyntheMed of any payment obligation in respect of the engagement, and SyntheMed agreed to issue 3 million shares of its common stock to Oppenheimer and, on the later to occur of the Merger or SyntheMed raising at least $3 million in gross proceeds from an equity offering, to pay to Oppenheimer $75,000 in cash.

Additional Information about the Merger and Where to Find It

In connection with the Merger, SyntheMed intends to file a proxy statement with the SEC. Investors and security holders of SyntheMed are urged to read the proxy statement, when it becomes available, as it will contain important information about Pathfinder and SyntheMed. SyntheMed stockholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about SyntheMed, without charge, at the SEC's Internet website (www.sec.gov). Copies of the  proxy statement and SyntheMed's filings with the SEC can also be obtained, without charge, by directing a request to SyntheMed, Inc., 200 Middlesex Essex Turnpike, Suite 210, Iselin, NJ, 08830 Attention: John Benson, e-mail:  jbenson@synthemed.com.

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SyntheMed and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SyntheMed in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement described above. Additional information regarding the directors and executive officers of SyntheMed is also included in SyntheMed's Annual Report, as amended on Form 10-K/A for the year ended December 31, 2009, which was filed with the SEC on April 27, 2010. This document is available free of charge at the SEC's web site at www.sec.gov and from SyntheMed at the addresses above.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 Banker Engagement Termination is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 with respect to the Rights Agreement Amendment is incorporated herein by reference.

Section 5 Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Mr. Robert Hickey, SyntheMed’s President, CEO and CFO, and a director of SyntheMed, has provided notice of termination of his part-time consulting agreement to serve in the stated executive capacities and has tendered his resignation as a director of SyntheMed, both of which being effective on January 6, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 22, 2010, by and among SyntheMed, Inc., SYMD Acquisition Sub, Inc., and Pathfinder, LLC. *

4.1	Rights Agreement Amendment, dated as of December 22, 2010, to the Rights Agreement dated May 20, 2008 between SyntheMed and American Stock Transfer & Trust Company.

99.1	Joint Press Release by Pathfinder and SyntheMed dated December 22, 2010.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SyntheMed undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SyntheMed, Inc.

Date: December 28, 2010	By:	s/Robert P. Hickey
Robert P. Hickey
President, CEO and CFO